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                                                                EXHIBIT 23.1



                              AUDITORS' CONSENT



The Board of Directors
Trans World Airlines, Inc.:


We consent to incorporation by reference in the registration statements on Form S-8 of Trans World Airlines, Inc. of our audit report dated March 6, 1996, relating to the consolidated balance sheets of Trans World Airlines, Inc. and subsidiaries as of December 31, 1995 and 1994 and the related statements of consolidated operations, cash flows and shareholders' equity (deficiency) for the four months ended December 31, 1995, the eight months ended August 31, 1995, the year ended December 31, 1994, the two months ended December 31, 1993 and the ten months ended October 31, 1993 and the related financial statement schedule which report appears in the December 31, 1995 annual report on Form 10-K of Trans World Airlines, Inc. Our report refers to the application of fresh start reporting as of September 1, 1995 and November 1, 1993.


                                            KPMG PEAT MARWICK LLP


Kansas City, Missouri
March 26, 1996